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                                                            EXHIBIT 99.A.(10)(e)
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MINNESOTA LIFE                                                                                   SUPPLEMENT TO APPLICATION PART 1
                                                                                                         VARIABLE ADJUSTABLE LIFE
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Minnesota Life Insurance Company . Individual Policy Issues . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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Proposed Insureds Name (Please Print)

ALLOCATIONS TO SUB-ACCOUNTS AND GUARANTEED PRINCIPAL ACCOUNT
[B
[_]  Allocate Net Premiums as indicated in Column A.
[_] Allocate Single Non-Repeating Premium as indicated in Column B (Note: Billable NRP's use the same allocation as Net Premium).

(Increments of 5%, Minimum is 5%, Each column must total 100%.)
          A                  B
         Net               Single
       Premium              NRP
    _____________%     _____________%   Growth
    _____________%     _____________%   Bond
    _____________%     _____________%   Money Market
    _____________%     _____________%   Asset Allocation
    _____________%     _____________%   Mortgage Securities
    _____________%     _____________%   Index 500
    _____________%     _____________%   Capital Appreciation
    _____________%     _____________%   Guaranteed Principal Account
    _____________%     _____________%   International Stock
    _____________%     _____________%   Small Company Growth
    _____________%     _____________%   Value Stock
    _____________%     _____________%   Small Company Value
    _____________%     _____________%   Global Bond
    _____________%     _____________%   Index 400 Mid-Cap
    _____________%     _____________%   Macro-Cap Value
    _____________%     _____________%   Micro-Cap Growth
    _____________%     _____________%   Real Estate Securities
    _____________%     _____________%   Templeton Developing Markets Securities Fund - Class 2
    _____________%     _____________%   Templeton Glbl Ast Alloc Cl 2/2/
    _____________%     _____________%   Janus Aspen Series Capital Appreciation Portfolio- Srv Sh/o/
    _____________%     _____________%   Janus Aspen Series International Growth Portfolio- Srv Sh/o/
    _____________%     _____________%   Fidelity VIP Contrafund(R) Portfolio: SC2/*/
    _____________%     _____________%   Fidelity VIP Equity-Income Portfolio: SC2/*/
    _____________%     _____________%   Fidelity VIP MidCap Portfolio: SC2/*/
    _____________%     _____________%   Franklin Small Cap Fund - Class 2
    _____________%     _____________%   Credit Suisse Gl PV/1/
    _____________%     _____________%   Other____________________________________________________
    _____________%     _____________%   Other____________________________________________________
    _____________%     _____________%   Other____________________________________________________

/1/ Invests in Credit Suisse Trust                         /2/ Invests in Templeton VIP Global Asset Allocation Fund-Class 2
/o/ Invests in Janus Aspen Series Service Shares           /*/ Invests in Fidelity Service Class 2 Shares
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F. MHC-48653 Rev. 2-2002

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Proposed Insureds Name (Please Print)
SYSTEMATIC TRANSFER (Dollar Cost Averaging)
[_]  Start a Systematic Transfer of funds (complete each the following sections).

Transfer Allocation

The cash value to be transferred from each "FROM" sub-account will be allocated to the "TO" sub-accounts according to the percentages or dollar amounts indicated. A minimum of $250 must be transferred from each "FROM" sub-account. Percentages must be in increments of 1%, minimum is 1%, must total 100%. Dollar amounts must be in whole dollars. Transfer "FROM" amounts must all be listed in $ amounts, or all in %'s. Indicate $ amounts for "TO" sub-accounts only if transfer "FROM" amounts are also indicated as $ amounts.

   Transfer FROM                                                                                   Transfer TO

  _____ %   $_____ [ ] Growth                                                            [ ]     _____ %   $_____
  _____ %   $_____ [ ] Bond                                                              [ ]     _____ %   $_____
  _____ %   $_____ [ ] Money Market                                                      [ ]     _____ %   $_____
  _____ %   $_____ [ ] Asset Allocation                                                  [ ]     _____ %   $_____
  _____ %   $_____ [ ] Mortgage Securities                                               [ ]     _____ %   $_____
  _____ %   $_____ [ ] Index 500                                                         [ ]     _____ %   $_____
  _____ %   $_____ [ ] Capital Appreciation                                              [ ]     _____ %   $_____
  _____ %   $_____ [ ] Guaranteed Principal Account                                      [ ]     _____ %   $_____
  _____ %   $_____ [ ] International Stock                                               [ ]     _____ %   $_____
  _____ %   $_____ [ ] Small Company Growth                                              [ ]     _____ %   $_____
  _____ %   $_____ [ ] Value Stock Portfolio                                             [ ]     _____ %   $_____
  _____ %   $_____ [ ] Small Company Value                                               [ ]     _____ %   $_____
  _____ %   $_____ [ ] Global Bond                                                       [ ]     _____ %   $_____
  _____ %   $_____ [ ] Index 400 Mid-Cap                                                 [ ]     _____ %   $_____
  _____ %   $_____ [ ] Macro-Cap Value                                                   [ ]     _____ %   $_____
  _____ %   $_____ [ ] Micro-Cap Growth                                                  [ ]     _____ %   $_____
  _____ %   $_____ [ ] Real Estate Securities                                            [ ]     _____ %   $_____
  _____ %   $_____ [ ] Templeton Developing Markets Securities Fund - Class 2            [ ]     _____ %   $_____
  _____ %   $_____ [ ] Templeton Glbl Ast Alloc Cl 2/2/                                  [ ]     _____ %   $_____
  _____ %   $_____ [ ] Janus Aspen Series Capital Appreciation Portfolio - Srv Sh/o/     [ ]     _____ %   $_____
  _____ %   $_____ [ ] Janus Aspen Series International Growth Portfolio - Srv Sh/o/     [ ]     _____ %   $_____
  _____ %   $_____ [ ] Fidelity VIP Contrafund(R)Portfolio: SC2/*/                       [ ]     _____ %   $_____
  _____ %   $_____ [ ] Fidelity VIP Equity-Income Portfolio: SC2/*/                      [ ]     _____ %   $_____
  _____ %   $_____ [ ] Fidelity VIP MidCap Portfolio: SC2/*/                             [ ]     _____ %   $_____
  _____ %   $_____ [ ] Franklin Small Cap Fund - Class 2                                 [ ]     _____ %   $_____
  _____ %   $_____ [ ] Credit Suisse Gl PV/1/                                            [ ]     _____ %   $_____
  _____ %   $_____ [ ] Other_______________________________________________              [ ]     _____ %   $_____
  _____ %   $_____ [ ] Other_______________________________________________              [ ]     _____ %   $_____

Frequency
     [_] Monthly      [_] Quarterly      [_] Semi-annually      [_] Annually

Transfer Date (select one)
     [_] 10th of the month [_] 20th of the month Starting _______(Month & Year) Ending______________(Month & Year)

1 Invests in Credit Suisse Trust                        2 Invests in Templetom VIP Global Asset Allocation Fund - Class 2
o Invests in Janus Aspen Series Service Shares          * Invests in Fidelity Service Class 2 Shares
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                                                      F. MHC-48653-2 Rev. 2-2002

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Proposed Insureds Name (Please Print)

SYSTEMATIC REBALANCING OF SUB-ACCOUNT CASH VALUES

[ ]  Start a Systematic rebalancing of funds

Rebalance Start/End Date
  [ ] Begin systematic rebalancing on _____/_____ (month and year)
  [ ] End systematic rebalancing on _____/_____ (month and year)

Rebalance Date (select one): [ ] 10th of the month   [ ] 20th of the month

Frequency (select one): [ ] Quarterly   [ ] Semi-Annually   [ ] Annually

Rebalance Allocation

The total cash value of the selected "FROM" sub-accounts will be allocated to the "TO" sub-accounts according to the percentages indicated. The cash value of the selected "FROM" sub-accounts must total at least $250. The "TO" sub-account percentages must be in increments of 1%, minimum is 1%, must total 100%.


   Rebalance FROM                                                         Rebalance TO

   [ ] Growth                                                            [ ]     _____ %
   [ ] Bond                                                              [ ]     _____ %
   [ ] Money Market                                                      [ ]     _____ %
   [ ] Asset Allocation                                                  [ ]     _____ %
   [ ] Mortgage Securities                                               [ ]     _____ %
   [ ] Index 500                                                         [ ]     _____ %
   [ ] Capital Appreciation                                              [ ]     _____ %
   [ ] Guaranteed Principal Account                                      [ ]     _____ %
   [ ] International Stock                                               [ ]     _____ %
   [ ] Small Company Growth                                              [ ]     _____ %
   [ ] Value Stock Portfolio                                             [ ]     _____ %
   [ ] Small Company Value                                               [ ]     _____ %
   [ ] Global Bond                                                       [ ]     _____ %
   [ ] Index 400 Mid-Cap                                                 [ ]     _____ %
   [ ] Macro-Cap Value                                                   [ ]     _____ %
   [ ] Micro-Cap Growth                                                  [ ]     _____ %
   [ ] Real Estate Securities                                            [ ]     _____ %
   [ ] Templeton Developing Markets Securities Fund - Class 2            [ ]     _____ %
   [ ] Templeton Glbl Ast Alloc Cl 2/2/                                  [ ]     _____ %
   [ ] Janus Aspen Series Capital Appreciation Portfolio - Srv Sh/o/     [ ]     _____ %
   [ ] Janus Aspen Series International Growth Portfolio - Srv Sh/o/     [ ]     _____ %
   [ ] Fidelity VIP Contrafund(R) Portfolio: SC2/*/                      [ ]     _____ %
   [ ] Fidelity VIP Equity-Income Portfolio: SC2/*/                      [ ]     _____ %
   [ ] Fidelity VIP MidCap Portfolio: SC2/*/                             [ ]     _____ %
   [ ] Franklin Small Cap Fund - Class 2                                 [ ]     _____ %
   [ ] Credit Suisse Gl PV/1/                                            [ ]     _____ %
   [ ] Other_______________________________________________              [ ]     _____ %
   [ ] Other_______________________________________________              [ ]     _____ %

1 Invests in Credit Suisse Trust                        2 Invests in Templetom VIP Global Asset Allocation Fund - Class 2
o Invests in Janus Aspen Series Service Shares          * Invests in Fidelity Service Class 2 Shares
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                                                      F. MHC-48653-2 Rev. 2-2002

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Proposed Insureds Name (Please Print)

INVESTMENT SUITABILITY -- TO BE COMPLETED BY POLICYOWNER

NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed
Policyowner must supply such information so that an informed judgment may be made as to the suitability of the investment for the Policyowner.

 1.  Employer___________________________________________________________ Address_________________________________________________

     Occupation________________________________________________________________ Years Employed __________________________________

 2.  Are you an employee of Minnesota Life or a subsidiary?                                                       [_] Yes  [_] No

 3.  Are you a spouse or dependent child of an employee of Minnesota Life or a subsidiary?                        [_] Yes  [_] No

 4.  Are you an employee of a NASD firm?                                                                          [_] Yes  [_] No

 5.  Are you of legal age in the state of your mailing address?                                                   [_] Yes  [_] No

 6.  Dependents: [_] Spouse       [_] Children      How many?_________________________ Ages______________________________________

 7.  Approximate: Annual Income $__________________   Assets $_________________   Debt $_______________   Tax Bracket___________%

 8.  Who will be primarily responsible for paying the premium? __________________________________________________________________

 9.  Face amount of life insurance in force $___________________________

10.  Asset Breakdown:

     Savings                  $____________________     Balanced/Total Return Funds   $____________________
     Insurance Cash Values    $____________________     Stock Funds                   $____________________
     Real Estate              $____________________     Bond Fund                     $____________________
     Business Interests       $____________________     Individual Stock              $____________________
     Retirement Funds         $____________________     Individual Bonds              $____________________
     Other_____________       $____________________

11.  Ranking of Investment Objectives (Rank 1-5, in order of importance; 1 is "most important")

     __________ Capital Preservation/Conservative Income                        _____________ Growth
     __________ Current Income                                                  _____________ Aggressive Growth
     __________ Total Return/Conservative Growth

12.  Risk Tolerance (Check one):
     [_] Low Risk            [_] Moderate Risk                [_] High Risk

13.  Did you receive the current Variable Adjustable Life and the Funds Prospectuses for
     VAL  [_] Yes  [_] No     VAL Horizon  [_] Yes  [_] No     VAL Second Death [_] Yes  [_] No

14.  The Fund Prospectuses refer to a Statement of Additional Information. Please indicate below if you would like to request the Statement of Additional information for the following funds:
     [_] Advantus      [_] Templeton     [_] Janus      [_] Fidelity      [_] Warburg

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For Registered Principal Use Only
Suitability accepted by Registered Principal ____________________________________________________ Date __________________________

                                                      F. MHC-48653-4 Rev. 2-2002
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